REGISTRATION NO. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)
SOUTH CAROLINA (State or other jurisdiction of incorporation or organization)	57-0248420 (I.R.S. Employer Identification no.)
One North Second Street
Hartsville, South Carolina 29550
Telephone: 843-383-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_________________________

Copies to:
BARRY L. SAUNDERS
Senior Vice President and Chief Financial Officer
SONOCO PRODUCTS COMPANY
One North Second Street
Hartsville, South Carolina 29550
Telephone: 843-383-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
GEORGE S. KING, JR., ESQ. SUZANNE HULST CLAWSON, ESQ. HAYNSWORTH SINKLER BOYD, P.A 1201 Main Street, 22nd Floor Columbia, South Carolina 29201 (803) 779-3080 Facsimile (803) 765-1243
_________________________

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

[x] Large accelerated filer [ ]Non-accelerated filer (Do not check if a smaller reporting company)	[ ] Accelerated filer [ ] Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee (1)
Debt securities Preferred stock (no par value) Common stock (no par value) Total
(1)  There are being registered hereunder an unspecified amount of Debt Securities, Preferred Shares (no par value) and Common Shares (no par value).  The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, and will pay the registration fees subsequently in advance or on a pay-as-you-go basis.  The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

[LOGO] (R)

SONOCO PRODUCTS COMPANY

Debt Securities

Preferred Stock

Common Stock

We may offer from time to time debt securities, preferred stock and common stock.  We will describe the specific amounts and terms of the securities we offer in supplements to this prospectus.  You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

The debt securities that we may offer may consist of debentures, notes and/or other unsecured evidences of indebtedness in one or more series.  The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale.  A prospectus supplement setting forth the amount and terms of the offering of any securities will accompany this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol "SON."

Our address is Sonoco Products Company, One North Second Street, Hartsville, South Carolina 29550, and our telephone number is (843) 383-7000.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them in a prospectus supplement.

Investing in our securities involves risk.  You should carefully consider the risk factors incorporated into this prospectus by reference and described under "Risk Factors" beginning on page 1.

____________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________________________

The date of this Prospectus is September 9, 2016

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE	2
SONOCO PRODUCTS COMPANY	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	5
RATIO OF EARNINGS TO FIXED CHARGES	5
DESCRIPTION OF THE SECURITIES	6
PLAN OF DISTRIBUTION	6
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6
VALIDITY OF THE SECURITIES	6

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration process, we are registering an unspecified amount of debt securities, preferred stock and common stock.  We may sell in one or more offerings any combination of debt securities, preferred stock and common stock.

This prospectus provides you with a general description of the securities we may sell. Each time we sell securities, we will provide a prospectus supplement or file a current or periodic report with the SEC that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement or current or periodic reports filed with the SEC also may add to, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information and Incorporation by Reference."

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information and Incorporation by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents, unless the information specifically indicates that another date applies.

Unless the context requires otherwise, references to "we," "us," and "our" mean Sonoco Products Company and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk.  Before investing, you should consider carefully the information under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, in the documents incorporated by reference into this prospectus, and in any applicable prospectus supplement, as well as any risk factors set forth in our other filings with the SEC pursuant to the Exchange Act, including our quarterly reports on Form 10-Q and our current reports on Form 8-K.  Each of the risks described in these documents, as well as other risks not currently known to us or currently deemed immaterial by us, could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment.  See "Where You Can Find More Information and Incorporation by Reference."

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.  We also make these filings available free of charge on our website, http://www.sonoco.com, as soon as reasonably practical after electronic filing of such material with the SEC.  Please note that the SEC's website (www.sec.gov) and our website (www.sonoco.com) are included in this prospectus as inactive textual references only.  Neither the information contained on the SEC's website nor the information contained on our website is incorporated by reference into this prospectus and such information should not be considered to be part of this prospectus.  You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N. E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at the address above.  You may call the SEC at 1‑800‑SEC‑0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We "incorporate by reference" into this prospectus some of the information we file with the SEC, which means that we can disclose important business and financial information to you by referring you to those documents without delivering them to you with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than any portions of those documents that are not deemed to be filed) until all securities covered by this prospectus have been sold or the registration of such securities under the Securities Act of 1933 has been terminated.  We incorporate by reference:

•	Our annual report on Form 10‑K for the fiscal year ended December 31, 2015;
•	Our quarterly reports on Form 10‑Q for the fiscal quarters ended April 3, 2016 and July 3, 2016;
•
Our current reports on Form 8‑K, filed on February 10, 2016, February 11, 2016, February 16, 2016, April 4, 2016, April 21, 2016, April 22, 2016, April 25, 2016, May 27, 2016,  July 21, 2016, and September 2, 2016; and

•
The description of our common stock contained in our registration statement on Form 8-A, as amended (file nos. 001-11261 and 002-64529), and any further amendments or reports filed for the purpose of updating such description.

We will provide you free copies of these filings, other than exhibits to filings unless the exhibits are specifically incorporated by reference into a filing, if you write or call us at:

Sonoco Products Company
Attn: Barry L. Saunders, Senior Vice President and Chief Financial Officer
One North Second Street
Hartsville, South Carolina 29550
Telephone: (843) 383-7000

We have also filed a registration statement with the SEC relating to the securities described in this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement contains additional information that may be important to you.

SONOCO PRODUCTS COMPANY

We are a South Carolina corporation founded in Hartsville, South Carolina in 1899.  We are a major global manufacturer of industrial and consumer packaging products, and a provider of packaging services. We are also vertically integrated into paperboard production and recovered paper collection, which means that the paperboard used in our packaging products is produced substantially from recovered paper our subsidiaries collect. We operate an extensive network of plants in the United States and have subsidiaries in Asia, Europe, Canada, Mexico, South America, Australia, and New Zealand, and affiliates in numerous locations around the world. We have made numerous acquisitions of other businesses in the past, and we expect to acquire additional companies that we believe provide meaningful opportunities in industrial and consumer markets.  We may also dispose of operations when we believe that doing so is consistent with our overall goals and strategies. Our principal executive offices are located at One North Second Street, Hartsville, South Carolina 29550, telephone number (843) 383-7000.

CAUTIONARY NOTICE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference "forward-looking statements."  All statements that are not historical in nature, are intended to be, and are hereby identified as "forward-looking statements."
Words such as "estimate," "project," "intend," "expect," "believe," "consider," "plan," "strategy," "opportunity," "commitment," "target," "anticipate," "objective," "goal," "guidance," "outlook," "forecast," "future," "re-envision," "assume," "will," "would," "can," "could," "may," "might," "aspires," "potential," or the negative thereof, and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	availability and supply of raw materials, and offsetting high raw material costs;
•	improved productivity and cost containment;
•	improving margins and leveraging strong cash flow and financial position;
•	effects of acquisitions and dispositions;
•	realization of synergies resulting from acquisitions;
•	costs, timing and effects of restructuring activities;
•	adequacy and anticipated amounts and uses of cash flows;
•	expected amounts of capital spending;
•	refinancing and repayment of debt;
•	financial strategies and the results expected of them;
•	financial results for future periods;
•	producing improvements in earnings;
•	profitable sales growth and rates of growth;
•	market leadership;
•	research and development spending;
•	extent of, and adequacy of provisions for, environmental liabilities;
•	adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates;
•	goodwill impairment charges and fair values of reporting units;
•	future asset impairment charges and fair values of assets;
•	anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments;
•	creation of long-term value and returns for shareholders;
•	continued payment of dividends; and
•	planned stock repurchases.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:

•
availability and pricing of raw materials, energy and transportation, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

•	costs of labor;
•	work stoppages due to labor disputes;
•	success of new product development, introduction and sales;
•	consumer demand for products and changing consumer preferences;
•	ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;
•	competitive pressures, including new product development, industry overcapacity, and changes in competitors' pricing for products;
•	ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;
•	ability to negotiate or retain contracts with customers, including in segments with concentration of sales volume;
•	ability to improve margins and leverage cash flows and financial position;
•	continued strength of our paperboard-based tubes and cores and composite can operations;
•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company's existing businesses on operating results;
•	ability to maintain innovative technological market leadership and a reputation for quality;
•	ability to profitably maintain and grow existing domestic and international business and market share;
•	ability to expand geographically and win profitable new business;
•	ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company's operations;
•	the costs, timing and results of restructuring activities;
•	availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;
•	effects of our indebtedness on our cash flow and business activities;
•	fluctuations in obligations and earnings of pension and postretirement benefit plans;
•	accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;
•	cost of employee and retiree medical, health and life insurance benefits;
•	resolution of income tax contingencies;
•	foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;
•	changes in U.S. and foreign tax rates, and tax laws, regulations and interpretations thereof;
•	accuracy in valuation of deferred tax assets;
•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management's assessment of goodwill impairment;
•	accuracy of assumptions underlying fair value measurements, accuracy of management's assessments of fair value and fluctuations in fair value;

•	liability for and anticipated costs of environmental remediation actions;
•	effects of environmental laws and regulations;
•	operational disruptions at our major facilities;
•	failure or disruptions in our information technologies;
•	loss of consumer or investor confidence;
•	ability to protect our intellectual property rights;
•	actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company;
•	international, national and local economic and market conditions and levels of unemployment; and
•	economic disruptions resulting from terrorist activities and natural disasters.

More information about the risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or forecasted in forward-looking statements is provided in reports filed with the SEC pursuant to the Exchange Act.

We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and incorporated by reference herein might not occur.

USE OF PROCEEDS

Except as we otherwise set forth in a prospectus supplement or in a periodic or current report filed with the SEC, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures and the repayment or reduction of bank indebtedness and commercial paper obligations.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges and to fixed charges and preferred stock dividends for the periods indicated:

	Six Months Ended July 3,	Years Ended December 31,
	2016	2015	2014	2013	2012	2011

Ratio of Earnings to Fixed Charges(1)	5.07	5.03	5.10	4.42	4.17	5.59
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	5.07	5.03	5.10	4.42	4.17	5.59
_____________________

(1) Six months ended July 3, 2016 and years ended December 31, 2015, 2014, 2013, 2012 and 2011 ratios reflect net pretax restructuring/asset impairment charges of approximately $33 million, $51 million, $23 million, $25 million, $33 million, and $37 million, respectively.

For purposes of these calculations, "earnings" consists of income before income taxes, distributed income from affiliates, fixed charges and amortization of capitalized interest, less capitalized interest.  "Earnings" does not include gains or losses on assets held for sale.  "Fixed charges" consists of interest on all indebtedness, capitalized interest, amortization of bond discounts and premiums and the portion of rental expense considered to be representative of the interest factor.  During these periods no preferred stock dividends were being paid as there were no shares of preferred stock outstanding.

DESCRIPTION OF THE SECURITIES

We may offer from time to time debt securities, preferred stock and common stock.  We will describe the specific amounts, terms and characteristics of the securities offered and the terms of the offering of such securities in supplements to this prospectus.

PLAN OF DISTRIBUTION

We may offer the securities in amounts, at prices and on terms determined at the time of offering.  We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Sonoco Products Company for the three-month periods ended April 3, 2016 and March 29, 2015 and the three and six-month periods ended July 3, 2016 and June 28, 2015, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate reports dated (i) May 6, 2016, with respect to the quarter ended April 3, 2016, and (ii) August 3, 2016, with respect to the three and six month periods ended July 3, 2016, each of which is incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

VALIDITY OF THE SECURITIES

The validity of the securities offered under this prospectus will be passed upon for us by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina, our general counsel,  and for any underwriter, dealer or agent by counsel to such underwriter, dealer or agent named in a prospectus supplement.  In rendering their opinions, underwriters' counsel may rely on Haynsworth Sinkler Boyd, P.A., as to certain matters of South Carolina law. Various attorneys in the firm of Haynsworth Sinkler Boyd, P.A., and members of their immediate families own or have beneficial interests in shares of our common stock.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:

Registration Fee
Trustee's fees and expenses
Printing and engraving costs
Rating Agencies' fees
Legal fees and expenses
Accounting fees and expenses
Blue Sky fees and expenses
Miscellaneous
TOTAL

(To be added by amendment or in a report filed under the Exchange Act and incorporated herein by reference.)

Item 15.  Indemnification of Directors and Officers

Article VIII of the By-laws of the Company provides for the indemnification by the Company of any present or former director, officer or employee of the Company, or any person, who, at the request of the Company, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor. Any such person shall be entitled to reimbursement of expenses and other liabilities, to the maximum extent permitted by the laws of the State of South Carolina or by order of any court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.

Article 9 of the Restated Articles of Incorporation of the Company states that no director of the Company shall be personally liable to the Company or to its shareholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of South Carolina, as presently in effect or as the same may hereafter be amended.

Under Article 5 of Chapter 8 of the South Carolina Business Corporation Act of 1988 (the "Corporation Act"), a corporation has the power to indemnify directors and officers who meet the standards of good faith and reasonable belief that conduct was lawful and in the corporate interest (or not opposed thereto) set forth in the Corporation Act. The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Corporation Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The registrant's Restated Articles of Incorporation do not provide otherwise.

In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

It is anticipated that any underwriting agreement to be included as Exhibit 1.1 or 1.2 hereto will provide for indemnification of directors, certain officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions (other than insurance), the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.  Exhibits

*	1.1	Form of Underwriting Agreement with respect to Equity Securities
*	1.2	Form of Underwriting Agreement with respect to Debt Securities
	4.1	Restated Articles of Incorporation (incorporated by reference to Registrant's Form 8-K, filed February 8, 2012)
	4.2	By-Laws, as amended (incorporated by reference to Registrant's Form 10-Q for the quarter ended April 3, 2016)
4.3
Indenture, dated as of June 15, 1991, between the Registrant and the Bank of New York, as Trustee (incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-119863))

4.4
Second Supplemental  Indenture, dated as of November 1, 2010, between the Registrant and the Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 5.75% Notes due 2040) (incorporated by reference to the Registrant's Form 8-K filed October 28, 2010)

4.5
Form of Third Supplemental  Indenture between the Registrant and the Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 4.375% Notes due 2021) (incorporated by reference to the Registrant's Form 8-K filed October 27, 2011)

4.6
Form of Fourth Supplemental  Indenture between the Registrant and the Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 5.75% Notes due 2040) (incorporated by reference to the Registrant's Form 8-K filed October 27, 2011)

	4.7	Credit Agreement, effective October 2, 2014 (incorporated by reference to Registrant's Form 10-Q for the quarter ended September 28, 2014)
	4.8	Unsecured Five-Year Fixed Rate Assignable Loan Agreement, dated May 23, 2016 (incorporated by reference to Registrant's Form 10-Q for the quarter ended July 3, 2016)
	5.1	Opinion (including consent) of Haynsworth Sinkler Boyd, P.A.
	12	Computation of ratio of earnings to fixed charges
	15	Accountants' letter re: unaudited interim financial information
	23.1	Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5)
	23.2	Consent of PricewaterhouseCoopers LLP
	24	Power of Attorney (included on Signature Page)
*	25	Statement of eligibility of the Trustee on Form T-1

*To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that:  paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ('Act') in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartsville, State of South Carolina, on September 7, 2016.

SONOCO PRODUCTS COMPANY

By: s/M. Jack Sanders
M. Jack Sanders
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 7, 2016.

 s/Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer
(principal financial officer and principal accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints M. Jack Sanders and Barry L. Saunders, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on July 20, 2016.

s/M. Jack Sanders M. Jack Sanders	President, Chief Executive Officer and Director
s/Harris E. DeLoach, Jr. Harris E. DeLoach, Jr.	Executive Chairman of the Board of Directors
Harry A. Cockrell	Director
s/Pamela L. Davies Pamela L. Davies	Director

s/John R. Haley John R. Haley	Director
s/Richard G. Kyle Richard G. Kyle	Director
s/Edgar H. Lawton III Edgar H. Lawton III	Director
s/John E. Linville John E. Linville	Director
s/Blythe J. McGarvie Blythe J. McGarvie	Director
s/James M. Micali James M. Micali	Director
s/Sundaram Nagarajan Sundaram Nagarajan	Director
s/Marc D. Oken Marc D. Oken	Director
s/Thomas E. Whiddon Thomas E. Whiddon	Director

EXHIBIT INDEX

EXHIBIT DESCRIPTION

*	1.1	Form of Underwriting Agreement with respect to Equity Securities
*	1.2	Form of Underwriting Agreement with respect to Debt Securities
	4.1	Restated Articles of Incorporation (incorporated by reference to Registrant's Form 8-K, filed February 8, 2012)
	4.2	By-Laws, as amended (incorporated by reference to Registrant's Form 10-Q for the quarter ended April 3, 2016)
4.3
Indenture, dated as of June 15, 1991, between the Registrant and the Bank of New York, as Trustee (incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-119863))

4.4
Second Supplemental  Indenture, dated as of November 1, 2010, between the Registrant and the Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 5.75% Notes due 2040) (incorporated by reference to the Registrant's Form 8-K filed October 28, 2010)

4.5
Form of Third Supplemental  Indenture between the Registrant and the Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 4.375% Notes due 2021) (incorporated by reference to the Registrant's Form 8-K filed October 27, 2011)

4.6
Form of Fourth Supplemental  Indenture between the Registrant and the Bank of New York Mellon Trust Company, N.A., as Trustee (including form of 5.75% Notes due 2040) (incorporated by reference to the Registrant's Form 8-K filed October 27, 2011)

	4.7	Credit Agreement, effective October 2, 2014 (incorporated by reference to Registrant's Form 10-Q for the quarter ended September 28, 2014)
	4.8	Unsecured Five-Year Fixed Rate Assignable Loan Agreement, dated May 23, 2016 (incorporated by reference to Registrant's Form 10-Q for the quarter ended July 3, 2016)
	5.1	Opinion (including consent) of Haynsworth Sinkler Boyd, P.A.
	12	Computation of ratio of earnings to fixed charges
	15	Accountants' letter re: unaudited interim financial information
	23.1	Consent of Haynsworth Sinkler Boyd, P.A. (included in Exhibit 5)
	23.2	Consent of PricewaterhouseCoopers LLP
	24	Power of Attorney (included on Signature Page)
*	25	Statement of eligibility of the Trustee on Form T-1

*To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.